UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2021

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way

Windsor, Ontario

Canada

N8T 3R9

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered

None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2021, CEN Biotech, Inc., a Corporation incorporated under the laws of Canada operating in the Province of Ontario (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Clear Com Media Inc., an Ontario, Canada corporation (“CCM”), each of the shareholders of CCM as set forth on the signature pages of the Agreement (the “CCM Shareholders”) and Lawrence Lehoux as the Representative of the CCM Shareholders (the “Shareholders’ Representative”, each of CCM and the CCM Shareholders may be referred to collectively herein as the “CCM Parties”).

Pursuant to the Agreement, the Company agreed to acquire from the CCM Shareholders, all of the common shares of CCM, which is 10,000 shares of CCM common shares (the “CCM Stock”) held by the CCM Shareholders in exchange (the “Exchange”) for the issuance by the Company to the CCM Shareholders of 4,000,000 restricted shares of the Company’s common stock, no stated par value per share (the “Company Common Stock”).

At the closing (the “Closing”) of the Agreement, pursuant to the Exchange, the CCM Shareholders will deliver the CCM Stock to the Company and the Company will deliver the Company Common Stock to CCM, and CCM will become a wholly owned subsidiary of the Company. The Closing is planned to occur within two days of the satisfaction or waiver of all closing conditions under the Agreement.

At Closing, the Company agreed to increase the number of members on its Board of Directors (the “Board”) by one and to appoint and name the Shareholder Representative as a member of the Board of the Company. Additionally, at Closing, the Company agreed to appoint and name the Shareholder Representative as the Company’s Chief Technology Officer. At Closing, CCM agreed to expand the size of the CCM Board of Directors by three persons, to be a total of five persons, and to name Bahige Chaaban, Brian Payne and Ameen Ferris as directors on the CCM Board of Directors.

The completion of the Exchange is subject to certain customary closing conditions, including, but not limited to, that CCM will have provided to the Company CCM’s and its subsidiaries, audited and unaudited financial statements as required to be included in the Company’s filings with the Securities and Exchange Commission. Another closing condition is that the Company will have completed its due diligence investigation of CCM to the Company’s satisfaction in its sole discretion.

From the date of execution of the Agreement, and until the earlier to occur, a termination of the Agreement or the Closing, CCM cannot undertake any of the following actions without the prior written consent of the Company: (i) make any material change in the type or nature of CCM’ business, or in the nature of CCM’ operations; (ii) enter into, create, assume or suffer to exist any debt, contract or other obligation in excess of $20,000, other than that currently in existence; (iii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed in the Agreement and except liabilities incurred in the ordinary course of business; (iv) amend, modify, withdraw or terminate any of the CCM organizational documents; (v) engage or other hire, or terminate, any employee, contractor or consultant or enter into any contract with any of the forgoing; (vi) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; (vii) make any material change in the method of management, operation or accounting of CCM; (viii) enter into any other material transaction other than sales in the ordinary course of CCM’ business; (ix) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of CCM purchase or redeem, or agree to purchase or redeem, any CCM stock; (x) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with CCM’ officers, directors, or employees; (xi) issue, deliver, or agree to issue CCM stock or other equity securities of CCM, including debentures or other debt obligations, or grant or agree to grant any options, warrants or other rights to purchase, subscribe for, or otherwise acquire CCM stock or other equity securities of CCM, or other derivatives or securities convertible into, exchangeable for, or otherwise giving the holder thereof the right to acquire, CCM stock or other equity securities of CCM; (xii) undertake any merger, share exchange, reorganization or any similar transaction, or undertake any transaction which could reasonably be expected to adversely affect the rights of the Company or the ability of the parties to consummate the transactions; (xiii) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on CCM’ business; or (xiv) enter into any agreements to undertake any of the foregoing.

The Agreement also contains a “No-Shop” provisions, pursuant to which, until the earlier to occur, a termination of the Agreement or the Closing, neither CCM nor any of the CCM Parties are permitted to (i)         solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any acquisition inquiry; (ii)         furnish any non-public information regarding CCM to any person who has made an acquisition inquiry; (iii) engage in discussions or negotiations with any person who has made any acquisition inquiry; (iv) approve, endorse or recommend any acquisition inquiry or acquisition transaction; (v) withdraw or propose to withdraw its approval and recommendation in favor of the Agreement and the transactions; or (vi) enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any acquisition inquiry or acquisition transaction.

The Agreement can be terminated at any time prior to Closing, by the mutual written consent of the Company, CCM and the Shareholders’ Representative. The Agreement can also be terminated by the parties thereto if certain closing conditions specified therein are not met by August 31, 2021.

There can be no assurance that the Agreement will close, or that the Exchange will occur, as planned or at all. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 20, 2021, the Company issued a press release announcing its entry into the Agreement (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*

Share Exchange between CEN Biotech, Inc. and Clear Com Media Inc., an Ontario, Canada corporation (“CCM”), the shareholders of CCM and Lawrence Lehoux as the Representative of the shareholders of CCM dated April 20, 2021.

99.1**	Press Release dated April 20, 2021.

*Filed herewith.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: April 20, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Chief Executive Officer (principal executive officer)